Exhibit 99.1

THT Heat Transfer Technology, Inc.
Unaudited Pro Forma Condensed
Combined Financial Statements
(Stated in US dollars)

THT Heat Transfer Technology, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

THT Heat Transfer Technology, Inc.
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition (the “Exchange Transaction”) of Megaway International Holdings Limited (“Megaway”) by THT Heat Transfer Technology, Inc. (the “Company”) on the Company’s historical financial position and results of operations.

Megaway is a holding company that owns 100% of the outstanding capital stock of Star Wealth International Holdings Limited (“Star Wealth”). Star Wealth is a holding company that owns the entire equity interest of Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd (“Siping Juyuan”). Siping Juyuan owns 75% of the equity interest of Beijing Juyuan Hanyang Heat Exchange Equipment Co., Ltd. (“Beijing Juyuan”).

The pro forma condensed combined balance sheet as of December 31, 2008 assumes the Exchange Transaction was consummated on that date. The pro forma condensed combined statement of income and comprehensive income assumes the Exchange Transaction was consummated as of January 1, 2008.

We have derived our historical financial data for the year ended December 31, 2008 from our report previously filed with the Securities and Exchange Commission.

Megaway and Star Wealth were incorporated on April 8, 2009 and March 25, 2009 respectively. Accordingly, the financial figures of Megaway and Star Wealth in the pro forma condensed combined financial statements were reported nil. We have derived the historical financial data of Siping Juyuan and Beijing Juyuan for the year ended December 31, 2008 from the audited consolidated financial statements of Siping Juyuan.

The information presented in the pro forma combined financial statements does not purport to represent what the Company’s financial position or results of operations would have been had the Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the forecast and historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the management of the Company believes are reasonable under the circumstances.

These pro forma condensed combined financial statements are unaudited and should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of the Company and Siping Juyuan.

THT Heat Transfer Technology, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2008
(Stated in US Dollars)

	The		Star	Siping
	Company	Megaway	Wealth	Juyuan
	As of	As of	As of	As of
	December	December	December	December	Pro forma		Pro forma
	31, 2008	31, 2008	31, 2008	31, 2008	adjustment		combined
ASSETS
Current assets
Cash and cash equivalents	$-	$-	$-	$12,579,087	$-		$12,579,087
Restricted cash	-	-	-	1,593,840	-		1,593,840
Trade receivables, net	-	-	-	6,845,284	-		6,845,284
Bills receivable	-	-	-	531,054	-		531,054
Other receivables, prepayments and deposits	-	-	-	2,194,125	-		2,194,125
Income tax recoverable	-	-	-	99,166	-		99,166
Inventories	-	-	-	10,812,511	-		10,812,511
Deferred taxes	-	-	-	112,641	-		112,641

Total current assets	-	-	-	34,767,708	-		34,767,708
Retention receivable	-	-	-	224,932	-		224,932
Counter guarantee receivable	-	-	-	205,380	-		205,380
Property, plant and equipment, net	-	-	-	5,865,659	-		5,865,659
Land use rights	-	-	-	1,014,012	-		1,014,012

TOTAL ASSETS	$-	$-	$-	$42,077,691	$-		$42,077,691

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

LIABILITIES
Current liabilities
Trade payables	$-	$-	$-	$2,389,539	$-		$2,389,539
Bills payable	-	-	-	733,500	-		733,500
Other payables and accrued expenses	-	-	-	11,789,152	-		11,789,152
Short-term bank loans	-	-	-	4,418,604	-		4,418,604
Current maturities of long-term loan	-	-	-	586,800	-		586,800
Amount due to majority shareholders	35,121	-	-	-	(35,121)	[2]	-

Total current liabilities	35,121	-	-	19,917,595	(35,121)		19,917,595
Long-term loan	-	-	-	3,374,100	-		3,374,100

TOTAL LIABILITIES	35,121	-	-	23,291,695	(35,121)		23,291,695

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	-	-	-	318,894	-		318,894

STOCKHOLDERS’ (DEFICIT) EQUITY

Preferred stock: par value of $0.001 per share
Authorized 10 million shares
None issued and outstanding
Common stock: par value of $0.001 per share
Authorized 40 million shares
Issued and outstanding 14.8 million shares	313	-	-	8,194,500	(8,180,013)	[2]	14,800
Additional paid-in capital	687	-	-	5,831,200	8,179,013	[2]	14,010,900
Statutory reserves	-	-	-	429,938	-		429,938
Accumulated other comprehensive income	-	-	-	772,000	-		772,000
(Accumulated deficit) retained earnings	(36,121)	-		3,239,464	36,121	[2]	3,239,464

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(35,121)	-	-	18,785,996	35,121		18,785,996

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$-	$-	$-	$42,077,691	$-		$42,077,691

THT Heat Transfer Technology, Inc.
Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income
Year ended December 31, 2008
(Stated in US Dollars)

	The		Star	Siping
	Company	Megaway	Wealth	Juyuan
	Year	Year	Year	Year
	ended	ended	ended	ended
	December	December	December	December	Pro forma	Pro forma
	31, 2008	31, 2008	31, 2008	31, 2008	adjustment	combined

Net sales	$-	$-	$-	$32,466,806	$-	$32,466,806
Cost of sales	-	-	-	(22,240,292)	-	(22,240,292)

Gross profit	-	-	-	10,226,514	-	10,226,514

Operating expenses
Administrative expenses	8,617	-	-	2,197,310	-	2,205,927
Research and development costs	-	-	-	1,013,090	-	1,013,090
Selling expenses	-	-	-	3,552,313	-	3,552,313

	8,617	-	-	6,762,713	-	6,771,330

(Loss) income from operation	(8,617)	-	-	3,463,801	-	3,455,184
Interest income	-	-	-	21,628	-	21,628
Other income	-	-	-	337,251	-	337,251
Interest expense	-	-	-	(494,575)	-	(494,575)

(Loss) income before income taxes and minority interest	(8,617)	-	-	3,328,105	-	3,319,488
Income taxes	-	-	-	(343,623)	-	(343,623)
Minority interest	-	-	-	11,782	-	11,782

Net (loss) income	$(8,617)	$-	$-	$2,996,264	$-	$2,987,647

Other comprehensive income
Foreign currency translation adjustments	-	-	-	541,142	-	541,142

Total comprehensive (loss) income	$(8,617)	$-	$-	$3,537,406	$-	$3,528,789

(Loss) earnings per share: basic and diluted	$(0.03)	N/A	N/A	N/A		$0.20

Weighted average number of shares outstanding: basic and diluted	312,730	N/A	N/A	N/A		14,919,981	[3]

THT Heat Transfer Technology, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Stated in US Dollars)

[1]

On June 30, 2009, the Company issued 14,800,000 shares to the sole shareholder of Megaway, Wisetop International Holdings Limited, in exchange for 100% of the issued and outstanding shares of Megaway. The Exchange Transaction is deemed to be a reverse acquisition. The Company (the legal acquirer) is considered the accounting acquiree and Megaway (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Megaway, with the assets and liabilities, and revenues and expenses of the Company being included effective from the date of consummation of the Exchange Transaction. The Company is deemed to be a continuation of the business of Megaway. The Company’s issued and outstanding stocks prior to the Exchange Transaction are accounted for at their net book value and no goodwill is recognized.

[2]	To recapitalize for the Exchange Transaction.

[3]	The pro forma financial statements assume the Exchange Transaction occurred as of January 1, 2008. The pro forma weighted average number of shares is calculated as follows:

Previously existing number of shares of the Company as of January 1, 2008, adjusted retrospectively for the forward stock split (see (a) below) and cancellation of shares (see (b) below)	119,981
Issue of 14,800,000 shares for the Share Exchange	14,800,000

Pro forma weighted average number of shares as of December 31, 2008	14,919,981

(a)

On June 3, 2009, the Company’s board of directors authorized a 1.92-for-1 forward stock split of the Company’s issued and outstanding shares of common stock. The effect of this forward stock split is reflected retroactively

(b)

As a condition precedent to the consummation of the Share Exchange Agreement, the Company entered into a cancellation agreement with the major stockholder of the Company immediately before the Share Exchange Agreement to cancel 4,805,387 shares of the Company’s issued and outstanding common stock owned by the major stockholder. The effect of this cancellation is reflected retroactively

The Company did not have any dilutive instrument during the year ended December 31, 2008 nor any dilutive instrument was issued in connection with the Exchange Transaction. Accordingly, the reported basic and diluted earning per share is the same.